Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company’s previously filed Registration Statement File Numbers 33-51202, 33-83902, 33-83904, 33-69870, 33-41591, 33-4468, 33-41592, 33-41593, 333-33077, 333-02685, 333-36121, 333-33073, 333-33075, 333-64541 and 333-65626.

                                        ARTHUR ANDERSEN LLP

New York, New York

March 26, 2002